                                                                     EXHIBIT 3.1

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                          SEACHANGE TECHNOLOGY, INC.


       SEACHANGE TECHNOLOGY, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

       1.   The name of the Corporation is SeaChange Technology, Inc.

       2. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 9, 1993 under the name "Seaview, Inc.".

       3. The Amended and Restated Certificate of Incorporation of the Corporation in the form attached hereto as Exhibit A was duly adopted by written
                                           ---------
consent of the directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware and written notice of such action by written consent of stockholders has been given in accordance with said Section 228.

       4. The text of the Corporation's Amended and Restated Certificate of Incorporation as so adopted is set forth as Exhibit A attached hereto and is
                                            ---------
incorporated herein by this reference.

       IN WITNESS WHEREOF, SeaChange Technology, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by William C. Styslinger, III, its President, and attested by George W. Lloyd, its Assistant Secretary, this 20th day of May, 1994

                                      SEACHANGE TECHNOLOGY, INC.



                                      By: /s/ William C. Styslinger, III
                                          ------------------------------
                                          President
ATTEST



By: /s/ George W. Lloyd
    -------------------
  Assistant Secretary

                                                      Exhibit A
                                                      ---------


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           SEACHANGE TECHNOLOGY, INC.

                                * * * * * * * *


       FIRST.     The name of the corporation is SeaChange Technology, Inc.

       SECOND.    The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

       THIRD.     The nature of the business or purposes to be conducted or
promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

       FOURTH.    The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 130,000, of which (i) 100,000 shares shall be Common Stock, par value $.01 per share ("Common Stock"); and (ii) 30,000 shares of undesignated preferred stock, par value $0.01 per share (the "Preferred Stock").

       The following is a statement of the designations, preferences, voting powers, qualifications, special or relative rights and privileges of the authorized capital stock of the Corporation.

                              I.  PREFERRED STOCK

       The Preferred Stock may be issued from time to time in one or more classes or series. The Board of Directors of the Corporation shall have authority to the fullest extent permitted under the Delaware General Corporation Law to adopt by resolution from time to time one or more certificates of designation providing for the designation of one or more classes or series of Preferred Stock and the voting powers, whether full, limited or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, or restrictions thereof, and to fix, alter or reduce the number of shares comprising any such class or series, subject to any requirements of the Delaware General Corporation Law and this certificate of incorporation, as amended from time to time.

       The authority of the Board of Directors with respect to each such class or series shall include, without limiting the generality of the foregoing, the right to determine and fix the following preferences and powers, which may vary as between different classes or series of Preferred Stock:

          (a) the distinctive designation of such class or series and the number of shares to constitute such class or series;

          (b) the rate at which dividends on the shares of such class or series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

          (c) the right or obligation, if any, of the Corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

          (d) the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

          (e) the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

          (f) the obligation, if any, of the Corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

          (g) voting rights, if any, including special voting rights with respect to the election of directors and matters adversely affecting any class or series of Preferred Stock;

          (h) limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock; and

          (i) such other preferences, powers, qualifications, special or relative rights and privileges thereof as the Board of Directors of the Corporation, by the action of at least a majority of the members of the Board of Directors then in office acting in accordance with this certificate of incorporation, or any certificate of designation with respect to any Preferred Stock, may deem advisable and are not inconsistent with law, the provisions of this certificate of incorporation or the provisions of any such certificate of designation.

                               II.  COMMON STOCK

       1.   Priority.  All preferences, voting powers, relative, participating,
            --------
optional or other special rights and privileges, and qualifications, limitations or restrictions of the Common Stock are expressly made subject to and subordinate to those that may be fixed with respect to the Preferred Stock.

       2.   Voting Rights.  Each holder of record of Common Stock shall be
            -------------
entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation. Except as otherwise provided by this certificate of incorporation or by law, the holders of Common Stock and the holders of Preferred Stock shall vote together as a single class on all matters as to which the Common Stock is entitled to vote.

       3.   Dividends.  Subject to provisions of law, this certificate of
            ---------
incorporation and the rights of any Preferred Stock, the holders of Common Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in their sole discretion.

       4.   Liquidation.  Upon any liquidation, dissolution or winding up of the
            -----------
Corporation, whether voluntary or involuntary, after the payment or provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of the Preferred Stock are entitled with respect to the distribution of assets in liquidation, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation available for distribution.

                   III.  SERIES A CONVERTIBLE PREFERRED STOCK

       1.   Designation.  The series of Preferred Stock designated and known as
            -----------
"Series A Convertible Preferred Stock" shall consist of 30,000 shares of the authorized Preferred Stock of the Corporation (the "Series A Convertible Preferred Stock").

       2.   Voting.  Except as otherwise may be required by law or the
            ------
provisions of this Certificate of Incorporation, the Series A Convertible Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Series A Convertible Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Series A Convertible Preferred Stock is then convertible. For this purpose, without limiting the generality of the foregoing, the authorization or issuance of any series of Preferred Stock with preference or priority over, or on parity with, the Series A Convertible Preferred Stock or the Common Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation, shall not be deemed to affect adversely the Series A Convertible Preferred Stock or Common Stock.

       3.   Dividends.  The holders of the outstanding shares of Series A
            ---------
Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefore, when, as and if declared by the Board of Directors, dividends at the same rate as dividends (other than dividends paid in additional shares of Common Stock) are paid with respect to the Common Stock (treating each share of Series A Convertible Preferred Stock as being equal to the number of shares of Common Stock (including fractions of a share) into which it is then convertible).

       4.   Liquidation.  Upon any liquidation, dissolution or winding up of the
            -----------
Corporation, whether voluntary or involuntary, the holders of the shares of Series A Convertible Preferred Stock shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series A Convertible Preferred Stock, to be paid an amount equal to the greater of (a) $35.00 per share (which amount shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series A Convertible Preferred Stock) plus all dividends declared but unpaid thereon, computed to the date payment thereof is made available and (b) such amount per share as would have been payable had each such share been converted into Common Stock immediately prior to such liquidation, dissolution or winding up. If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Convertible Preferred Stock shall be insufficient to permit payment to the holders of Series A Convertible Preferred Stock of the amount distributable as aforesaid, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series A Convertible Preferred Stock.

       Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Series A Convertible Preferred Stock shall have been paid in full the amounts to which they are entitled, the remaining net assets of the Corporation may be distributed to holders of stock ranking on liquidation junior to the Series A Convertible Preferred Stock.

       The consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (other than a merger to reincorporate the Corporation in a different jurisdiction), and the sale or transfer by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 4. For purposes hereof, Common stock shall rank on liquidation junior to the Series A Convertible Preferred Stock.

       5.   Conversions.  The holders of shares of Series A Convertible
            -----------
Preferred Stock shall have the following conversion rights:

            5A.   Right to Convert.  Subject to the terms and conditions of this
                  ----------------
paragraph 5, the holder of any share or shares of Series A Convertible Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series A Convertible Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series A Convertible Preferred Stock) into one fully paid and nonassessable share of Common Stock for each share of Series A Convertible Preferred Stock. Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series A Convertible Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series A Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

            5B.   Issuance of Certificates; Time Conversion Effected.  Promptly
                  --------------------------------------------------
after the receipt of the written notice referred to in subparagraph 5A and surrender of the certificate or certificates for the share or shares of Series A Convertible Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series A Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series A Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

            5C.   Fractional Shares; Dividends; Partial Conversion.  Fractional
                  ------------------------------------------------
shares may be issued upon conversion of Series A Convertible Preferred Stock into Common Stock, but no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends accrued and unpaid on the shares of Series A Convertible Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 5B. In case the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 5A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted.

            5D.   Subdivision or Combination of Common Stock.  In case the
                  ------------------------------------------
Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) or combine its outstanding shares of Common Stock into a greater or smaller number of shares, the number of shares of Common stock into which the Series A Convertible Preferred Stock may be converted shall be adjusted on an equitable basis to protect the holders of Series A Convertible Preferred Stock against dilution or impairment.

            5E.   Reorganization or Reclassification.  If any capital
                  ----------------------------------
reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series A Convertible Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series A Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the number of shares of Common Stock into which the shares of Series A Convertible Preferred Stock may be converted) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

            5F.   Stock to be Reserved.  The Corporation will at all times
                  --------------------
reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series A Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Convertible Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective conversion price of the Series A Convertible Preferred Stock in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the number of shares of Common Stock into which the shares of Series A Convertible Preferred Stock may be converted if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series A Convertible Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Certificate of Incorporation.

            5G.   Reissuance of Series A Convertible Preferred Stock.  Shares of
                  --------------------------------------------------
Series A Convertible Preferred Stock that are converted into shares of Common Stock as provided herein shall assume the status of authorized but unissued Preferred Stock.

            5H.   Mandatory Conversion.  If at any time the Corporation shall
                  --------------------
effect a firm commitment underwritten public offering of shares of Common Stock in which (i) the aggregate price paid for such shares by the public shall be at least $5,000,000 and (ii) the price paid by the public for such shares shall be at least $100 per share (appropriately adjusted to reflect the occurrence of any event described in subparagraph 5D), then, effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of Series A Convertible Preferred Stock shall automatically convert to shares of Common Stock on the basis set forth in this paragraph 5. Holders of shares of Series A Convertible Preferred Stock so converted may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. Until such time as a holder of shares of Series A Convertible Preferred Stock shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof.

            6.    Amendments.  No provision of these terms of the Series A
                  ----------
Convertible Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series A Convertible Preferred Stock.

        FIFTH.    The corporation is to have perpetual existence.

        SIXTH.    In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors of the corporation is expressly authorized to adopt, amend or repeal the by-laws of the corporation.

        SEVENTH. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide. The books of the corporation may be kept (subject to any provisions contained in the statutes) at such place within or without the State of Delaware as the by-laws of the corporation may provide or as may be designated from time to time by the board of directors of the corporation.

        EIGHTH.   Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

       NINTH. The corporation eliminates the personal liability of each member of its board of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate the liability of a director (i) for any breach of such director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code or (iv) for any transaction from which such director derived an improper personal benefit.

       TENTH. The corporation reserves the right to amend or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


     SEACHANGE TECHNOLOGY, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That the Board of Directors of SeaChange Technology, Inc., at a meeting held on May 26, 1995, duly adopted a resolution setting forth the proposed amendment as follows:

RESOLVED:   That the Certificate of Incorporation of the Corporation be amended
                                                                        -------
            by changing the first sentence of the Article thereof numbered
            "FOURTH" so that, as amended, the first sentence of that Article shall be and read as follows:

            "The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 7,030,000, of which
            (i) 7,000,000 shares shall be common stock, par value $.01 per share ("Common Stock"); and (ii) 30,000 shares of preferred stock, par value $.01 per share, all of which arc designated as 'Series A Convertible Preferred Stock' (the "Preferred Stock")."

     SECOND: That thereafter, the stockholders, in accordance with Section 228 of the General Corporation Law of the State of Delaware voted in favor of the amendment.

     THIRD:   That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by William Styslinger, III, its President, and attested by Edward McGrath, its Secretary, this 31st day of July, 1995.


                                    SEACHANGE TECHNOLOGY, INC.


                                    By: /s/ William Styslinger, III
                                       -----------------------------
                                            William Styslinger, III
                                            President


ATTEST:


By: /s/ Edward McGrath
   --------------------
        Edward McGrath
        Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


     SEACHANGE TECHNOLOGY, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST:   That the Board of Directors of SeaChange Technology, Inc., by
written consent in accordance with Section 141 of the General Corporation Law of the State of Delaware, duly adopted a resolution to be filed with the minutes of the Board of Directors. The resolution setting forth the proposed amendment is as follows:

RESOLVED:     That the Directors propose and declare it advisable that the
              Corporation's Certificate of Incorporation be amended by deleting the entire Article numbered Fourth and replacing it with a new
              Article Fourth in place thereof so that the said Article reads in its entirety in the form attached hereto as Exhibit A (the
                                                          ---------
              "Amended Charter").


     SECOND: That thereafter, the stockholders, in accordance with Section 228 of the General Corporation Law of the State of Delaware voted in favor of the amendment.
     THIRD:   That said amendment was duty adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by William Styslinger, III, its President, and attested by Edward McGrath, its Secretary, this 26th day of October, 1995.

                                    SEACHANGE TECHNOLOGY, INC.


                                    By: /s/ William Styslinger, III
                                       -----------------------------
                                            William Styslinger, III
                                            President


ATTEST:


By: /s/ Edward McGrath
   --------------------
        Edward McGrath
        Secretary

                                   Exhibit A
                                   ---------

     FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 11,000,000, of which (i) 10,000,000 shares shall be Common Stock, par value of One Cent ($.01) per share ("Common Stock"); and (ii) 1,000,000 shares shall be of preferred stock, par value One Cent ($0.01) per share (the "Preferred Stock"), of which 30,000 shares are designated as Series A Preferred Stock, 650,487 shares are designated as Series B Preferred Stock, and 319,513 shares are undesignated Preferred Stock.

     The following is a statement of the designations, preferences, voting powers, qualifications, special or relative rights and privileges of the authorized capital stock of the Corporation.

                              I.  PREFERRED STOCK

     The Preferred Stock may be issued from time to time in one or more classes or series. The Board of Directors of the Corporation shall have authority to the fullest extent permitted under the Delaware General Corporation Law to adopt by resolution from time to time one or more certificates of designation providing for the designation of one or more classes or series of Preferred Stock and the voting powers, whether full, limited or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, or restrictions thereof, and to fix, alter or reduce the number of shares comprising any such class or series, subject to any requirements of the Delaware General Corporation Law and this certificate of incorporation as amended from time to time.

     The authority of the Board of Directors with respect to each such class or series shall include, without limiting the generality of the foregoing, the right to determine and fix the following preferences and powers, which may vary as between different classes or series of Preferred Stock:

          (a) the distinctive designation of such class or series and the number of shares to constitute such class or series;

          (b) the rate at which dividends on the shares of such class or series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any in addition to dividends at the rate so determined, and if so, on what terms.

          (c) the right or obligation, if any, of the Corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

          (d) the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

          (e) the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

          (f) the obligation, if any, of the Corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

          (g) voting rights, if any, including special voting rights with respect to the election of directors and matters adversely affecting any class or series of Preferred Stock;

          (h) limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock; and

          (i) such other preferences, powers, qualifications special or relative rights and privileges thereof as the Board of Directors of the Corporation, by the action of at least a majority of the members of the Board of Directors then in office acting in accordance with this certificate of incorporation, or any certificate of designation with respect to any Preferred Stock, may deem advisable and are not inconsistent with law, the provisions of this certificate of incorporation, or the provisions of any such certificate of designation.

                               II.  COMMON STOCK

     1.  Priority.  All preferences, voting powers, relative, participating,
         --------
optional or other special rights and privileges, and qualifications, limitations or restrictions of the Common Stock are expressly made subject to and subordinate to those that may be fixed with respect to the Preferred Stock.

     2.  Voting Rights.  Each holder of record of Common Stock shall be entitled
         -------------
to one vote for each share of Common Stock standing in his name on the books of the Corporation. Except as otherwise provided by this certificate of incorporation or by law, the holders of Common Stock and the holders of Preferred Stock shall vote together as a single class on all matters as to which the Common Stock is entitled to vote.

     3.  Dividends.  Subject to provisions of law, this certificate of
         ---------
incorporation and the rights of any Preferred Stock, the holders of Common Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in their sole discretion.

     4.  Liquidation.  Upon any liquidation, dissolution or winding up of the
         -----------
Corporation, whether voluntary or involuntary, after the payment or provisions for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of the Preferred Stock are entitled with respect to the distribution of assets in liquidation, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation available for distribution.

                III.  SERIES A AND B CONVERTIBLE PREFERRED STOCK

     1.  Designation.  The series of 30,000 shares of Series A Convertible
         -----------
Preferred Stock, par value $.01 per share, shall be designated the "The Series A Preferred Stock", and the series of 650,487 shares of Series B Convertible Preferred Stock, par value $.01 per share, shall be designated the "Series B Preferred Stock." The Series A Preferred Stock and the Series B Preferred Stock sometimes are referred to hereinafter collectively as the "Preferred Stock" and shall have the following rights, terms and privileges:

     2.  Dividends.
         ---------

     (a) Dividends.  The holders of the then outstanding Preferred Stock shall
         ---------
be entitled to receive, out of funds legally available therefore, when, as and if declared by the Board of Directors, dividends at the same rate as dividends are paid with respect to the Common Stock (including fractions of a share) into which it is convertible.

     (b) Dividends in Kind.  No dividend in kind shall be paid until after the
         -----------------
adjustment to the Applicable Conversion Value required under Section 5(d)(i) is made. Thereafter, in the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock or (ii) assets, then and in each such event the holders of Preferred Stock shall receive, at the same time such distribution is made with respect to Common Stock, the number of securities or such other assets of the Corporation which they would have received had their Preferred Stock been converted into Common Stock immediately prior to the record date for determining holders of Common Stock entitled to receive such distribution.

     3.  Liquidation, Dissolution or Winding Up.
         --------------------------------------

     (a) Treatment at Liquidation, Dissolution or Winding Up.  In the event of
         ---------------------------------------------------
any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution may be made with respect to the Common Stock or any other series of capital stock which is junior to the Preferred Stock, holders of each share of the Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus, or capital earnings, the greater of (i) (x) in the case of the Series A Preferred Stock $35.00 per share (subject to adjustment in the event of a stock split, combination, reclassification or other similar event (any such event referred to as a "Recapitalization") occurring after October 25, 1995) and (y) in the case of the Series B Preferred Stock, an amount equal $7.802 (the "Original Blended Price") per share of Preferred Stock (subject to adjustment in the event of a

Recapitalization occurring after October 25, 1995) plus a dividend at the rate of six percent (6%) of the Original Blended Price, compounded annually, from the date of issuance through the date of such liquidation, dissolution or winding up, less all dividends theretofore paid with respect to the Series B Preferred Stock under Section 2 and minus the amount per share which the holders of the Series B Preferred Stock would have received upon such liquidation, dissolution or winding up with respect to any shares of Common Stock which may be purchased from Messrs. William C. Styslinger, III and Edward McGrath in January, 1996, had they retained ownership of all such shares as of the date of such liquidation, dissolution or winding up, or (ii) such amount per share of Preferred Stock as would have been payable had each such share been converted into Common Stock immediately prior to such event of liquidation, dissolution or winding up pursuant to the provisions of Section 5. The amount payable with respect to the Series A Preferred Stock and Series B Preferred Stock pursuant to this Section 3(a) is referred to herein as the "Liquidation Amount".

     If the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay all the holders of shares of Series A Preferred Stock and Series B Preferred Stock the full amount of the Liquidation Amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and the holders of Shares of Series B Preferred Stock shall share ratably in an distribution of assets in proportion to the amounts which they would have received with respect to their Series A or Series B Preferred Stock had all amounts payable on or with respect to said shares been paid in full.

     After the payment of the Liquidation Amount shall have been made in full to the holders of the Preferred Stock or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Preferred Stock so as to be available for such payments, the holders of the Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation, and the remaining assets of the Corporation legally available for distribution to its shareholders shall be distributed among the holders of other classes of securities of the Corporation in accordance with their respective terms.

     (b) Treatment of Reorganizations.  Any Reorganization (as such term is
         ----------------------------
defined in Section 5(g)), shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3; provided, however, that each holder of the Preferred Stock shall have the
   --------  -------
right to elect the benefits of the provisions of Section 5(g) hereof, if applicable, in lieu of receiving payment of amounts payable upon liquidation, dissolution or winding up of the Corporation pursuant to this Section 3.

     (c) Distributions in Cash.  The Liquidation Amount shall in all events be
         ---------------------
paid in cash.

     4.  Voting Power.  Except as otherwise expressly provided in Section 8
         ------ -----
hereof, or as required by law, each holder of Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Preferred Stock could be converted, pursuant to the provisions of
Section 5 hereof, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Notwithstanding the foregoing, for purposes of determining the voting of the Series B Preferred Stock, it shall be assumed that the Applicable Conversion Value of the Series B Preferred Stock is $6.293 until the adjustment thereto required under Section 5(d)(i) is made. Except as otherwise expressly provided herein or as required by law, the holders of shares of Series A Preferred Stock, Series B Preferred Stock and Common Stock shall vote together as a single class on all matters.

     5.  Conversion Rights for the Preferred Stock.  The holders of the
         -----------------------------------------
Preferred Stock shall have the following rights with respect to the conversion of the Preferred Stock into shares of Common Stock:

     (a) General.  Subject to and in compliance with the provisions of this
         -------
Section 5, any share of the Preferred Stock may, at the option of the holder, be converted at any time into fully-paid and non-assessable shares of Common Stock; provided, that the Series B Preferred Stock may not be converted until the first to occur of (i) Reorganization, liquidation, dissolution or winding up of the Corporation, (ii) the sale of securities of the Corporation pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Act") or (iii) an adjustment to the Applicable Conversion Value under Section 5(d)(i). The number of shares of Common Stock to which a holder of Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Applicable Conversion Rate (determined as provided in Section 5(b)) by the number of shares of Preferred Stock being converted.

     (b) Applicable Conversion Rate.  The conversion rate in effect at any time
         --------------------------
(the "Applicable Conversion Rate") shall be the quotient obtained by dividing
(i) in the case of the Series A Preferred Stock, $35.00, and (ii) in the case of the Series B Preferred Stock $6.293 by the respective Applicable Conversion Value, calculated as provided in Section 5(c).

     (c) Applicable Conversion Value.  The Applicable Conversion Value shall be
         ---------------------------
(i) in the case of the Series A Preferred Stock, $0.35, and (ii) in the case of the Series B Preferred Stock $3.597 provided that such amounts shall be adjusted from time to time in accordance with this Section 5. Notwithstanding the foregoing, if prior to January 31, 1996 the Corporation redeems 416,100 shares of Common Stock (subject to appropriate adjustment in the event of a Recapitalization occurring after October 25, 1995) pursuant to Section 1.4(b) of the Series B Preferred Stock Purchase Agreement dated as of October 26, 1995 (the "Purchase Agreement"), such redemption hereinafter referred to as the "Redemption", the initial Applicable Conversion Value for the Series B Preferred Stock shall automatically be increased to $3.834, subject to the other adjustment thereto as herein provided.

     (d) Adjustments to Applicable Conversion Value.
         ------------------------------------------

         (i) Adjustment to Series B Preferred Stock Based Upon 1996 Earnings Per
             -------------------------------------------------------------------
Share.
- -----

     (1) The Applicable Conversion Value of the Series B Preferred Stock shall be adjusted as set forth on Annex 1 attached hereto. Such adjustment
                                     -------
         shall be made
          not later than the first to occur of (i) April 1, 1997, and (ii) ten
          (10) days after receipt by the Company of audited financial statements for the year ending December 31, 1996.

     (2) In the event of a Reorganization or consummation of a sale of Common Stock of the Corporation to the public pursuant to a registration statement filed under the Act, which Reorganization or sale occurs prior to December 31, 1996, the Applicable Conversion Value shall be adjusted based on the Consideration Per Share (as herein defined) payable with respect to such transaction. The term "Consideration Per Share" shall mean, in the case of a public offering of Common Stock, the price paid by the public for such shares, and in the case of a Reorganization, the amount payable with respect to a share of Common Stock calculated on a fully converted basis. In the event of a Reorganization or public sale of Common Stock, the Applicable Conversion Value of the Series B Preferred Stock shall be adjusted so as to equal the number set forth opposite the Applicable Consideration
          Per Share figure set forth on Annex 2 attached hereto; provided that
                                        -------
          if the Consideration Per Share shall be less than $7.844 (or, if the
          Redemption is completed, $8.295), the Applicable Conversion Value shall be adjusted assuming a Consideration Per Share of $7.844 (or, if the Redemption is completed, $8.295), and if the Consideration Per Share is greater than $15.706 (or, if the Redemption is completed, $16.612), the Applicable Conversion Value shall be adjusted assuming a Consideration Per Share of $15.706 (or, if the Redemption is completed, $16.612). In the event the Consideration Per Share falls between two consecutive figures on Annex 2, the appropriate Applicable
                                             -------
          Conversion Value shall be determined on a straight line interpolation basis.

     (3) No adjustment required under the following provisions of this subparagraph 5(d) shall be made to Applicable Conversion Value of the Series B Preferred Stock until the adjustment required by this Section 5(d)(i) has been made; thereafter, any adjustment so delayed shall be made as if the initial Applicable Conversion Value of the Series B Preferred Stock had been that as adjusted pursuant to Section 5(d).

     (4)  Following adjustment of the Applicable Conversion Sale under this
          Section 5(d)(i), the Certificate of Incorporation shall be amended to as to delete such section and Annexes 1 and 2.

          (ii)(A) Upon Sale of Common Stock.  If the Corporation shall, while
                  -------------------------
there are any shares of Preferred Stock outstanding, issue or sell shares of its Common Stock without consideration or at a price per share less than the Applicable Conversion Values in effect immediately prior to such issuance or sale, then in each such case such Applicable Conversion Values for the Preferred Stock, upon each such issuance or sale, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying the relevant Applicable Conversion Values by a fraction:

          (1) the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus the number of shares of Common Stock issuable upon exercise of the options described in Section 5(d)(ii)(E), plus (b) the number of shares of Common Stock which the net aggregate consideration if any, received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Applicable Conversion Value in effect immediately prior to such issuance, plus (c) in the case of the Applicable Conversion Value of the Series B Preferred Stock only, the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock, and

          (2) the denominator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus the number of shares of Common Stock issuable upon exercise of the options described in Section 5(d)(ii)(E), plus (b) the number of such additional shares of Common stock so issued, plus (c) in the case of the Applicable Conversion Value of the Series B Preferred Stock only, the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock.

               (B)  Upon Issuance of Warrants, Options and Rights to Common
                    -------------------------------------------------------
Stock.
- -----

          (1) For the purposes of this Section 5(d)(ii), the issuance of any warrants, options, subscriptions, or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options or any rights with respect to such convertible or exchangeable securities) shall be deemed an issuance of such Common Stock at such time if the Net Consideration Per Share (as hereinafter determined) which may be received by the Corporation for such Common Stock shall be less than the Applicable Conversion Value at the time of such issuance. Any obligation, agreement, or undertaking to issue warrants, options, subscriptions, or purchase rights at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Applicable Conversion Value shall be made under this Section 5(d)(ii) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options. subscriptions, or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made or deemed not required hereunder, upon the issuance of any such warrants, options, or subscription or purchase rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as above provided.

Should the Net Consideration Per Share of any such warrants, options, subscriptions, or purchase rights or convertible securities be decreased from time to time, then, upon the effectiveness of each such change, the Applicable Conversion Value shall be adjusted to such Applicable Conversion Value as would have obtained (1) had the adjustments made upon the issuance of such warrants, options, rights, or convertible securities been made upon the basis of the decreased Net Consideration per share of such securities, and (2) had adjustments made to the Applicable Conversion Value since the date of issuance of such securities been made to the Applicable Conversion Value as adjusted pursuant to (1) above. Any adjustment of the

Applicable Conversion Value with respect to this paragraph which relates to warrants, options, subscriptions, purchase rights or convertible securities with respect to shares of Common Stock shall be disregarded if, as, when and to the extent such warrants, options, subscriptions, purchase rights or convertible securities expire or are canceled without being exercised or converted, so that the Applicable Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Applicable Conversion Value in effect at the time of the issuance of the expired or canceled warrants, options, subscriptions, purchase rights, or convertible securities with such additional adjustments as would have been made to that Applicable Conversion Value had the expired or canceled warrants, options, subscription, purchase rights or convertible securities not been issued.

     (2) For purposes of this paragraph, the "Net Consideration Per Share" which may be received by the Corporation shall be determined as follows:

          (a) The "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities were exercised, exchanged of converted.

          (b) The "Net Consideration Per Share" which may be received by the Corporation shall be determined in each instance as of the date of issuance of warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities.

          (C)  Stock Dividends.  In the event the Corporation shall make or
               ---------------
issue dividend or other distribution payable in Common Stock or securities of the Corporation convertible into or otherwise exchangeable for the Common Stock of the Corporation, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued without consideration (except for dividends payable in shares of Common Stock payable pro rata to
                                                                --- ----
holders of Preferred Stock and to holders of any other class of stock).

          (D)  Consideration Other than Cash.  For purposes of this Section
               -----------------------------
5(d), if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 5(d) consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Corporation.

          (E)  Exceptions.  This Section 5(d)(ii) shall not apply under any of
               ----------
the circumstances which would constitute an Extraordinary Common Stock Event (as hereinafter defined in Section 5(d)(ii)). Further, the provisions of this Section 5(d) shall not apply to (i) shares of Common Stock issued upon conversion of the Preferred Stock, or (ii) options (and the shares issuable upon exercise thereof) to purchase up to an aggregate of 468,500 shares of Common Stock (including options outstanding on the date hereof) issued to employees, officers or consultants of the Corporation, pursuant to options granted under a stock option plan approved by the Compensation Committee of the Corporation's Board of Directors. The number of shares in this Section (E) shall be proportionately adjusted to reflect any Recapitalization occurring after October 25, 1995.

     (iii)  Upon Extraordinary Common Stock Event.  Upon the happening of an
            -------------------------------------
Extraordinary Common Stock Event (as hereinafter defined), the Applicable Conversion Values for the Preferred Stock shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Applicable Conversion Values with respect to the Preferred Stock by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Applicable Conversion Values. The Applicable Conversion Values for the Preferred Stock shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

     "Extraordinary Common Stock Event" shall mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock or on any class or series of preferred stock, unless made pro
                                                                            ---
     rata to holders of Preferred Stock, (ii) a subdivision of outstanding
     ----
     shares of Common Stock into a greater number of shares of Common Stock, or
     (iii) a combination of outstanding shares of the Common Stock into a smaller number of shares of Common Stock.

     (e)    Dividends.  In the event the Corporation shall make or issue, or
            ---------
shall fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock or (ii) assets, then and in each such event the holders of Preferred Stock shall receive, at the same time such distribution is made with respect to Common Stock, the number of securities or such other assets of the Corporation which they would have received had their Preferred Stock been converted into Common Stock immediately prior to the date of such distribution.

     (f)    Capital Reorganization Reclassification.  If the Common Stock
            ---------------------------------------
issuable upon the conversion of the Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this
Section 5 or by a Reorganization), then and in each such event, the holder of each share of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such capital reorganization, reclassification or other change.

     (g)  Capital Reorganization, Merger or Sale of Assets.  If at any time or
          ------------------------------------------------
from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person, any of which events is herein referred to as a "Reorganization'), then as a part of such Reorganization, provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such Reorganization, to which such holder would have been entitled if such holder had converted its shares of Preferred Stock immediately prior to such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Preferred Stock after the Reorganization, to the end that the provisions of this Section 5 (including adjustment of the Applicable Conversion Value then in effect and the number of shares issuable upon conversion of the Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

     Except as otherwise provided in Section 3(b), upon the occurrence of a Reorganization, under circumstances which make the preceding paragraph applicable, each holder of Preferred Stock shall have the option of electing treatment for his shares of Preferred Stock under either this Section 5(g) or
Section 3 hereof, notice of which election shall be submitted in writing to the Corporation at its principal offices no later than five (5) business days before the effective date of such event.

     (h)  Certificates as to Adjustments; Notice by Corporation.  In each case
          -----------------------------------------------------
of an adjustment or readjustment of the Applicable Conversion Rate, the Corporation at its expense will furnish each holder of Preferred Stock with a certificate, executed by the president and chief financial officer (or in the absence of a person designated as the chief financial officer, by the treasurer) showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

     (i)  Exercise of Conversion Privilege.  To exercise its conversion
          --------------------------------
privilege, a holder of Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Prefaced Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Preferred Stock being converted, shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Preferred Stock in accordance with the provisions of this Section 5, and cash, as provided in Section 5(j), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. The Corporation shall pay any taxes payable with respect to the issuance of Common Stock upon conversion of the Preferred Stock, other than any taxes payable with respect to income by the holders thereof.

     Cash in Lieu of Fractional Shares.  The Corporation may, if it so elects,
     ---------------------------------
issue fractional shares of Common Stock of scrip representing fractional shares upon the conversion of shares of Preferred Stock. If the Corporation does not elect to issue fractional shares, the Corporation shall pay to the holder of the shares of Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Preferred Stock being converted at any one time by any holder thereof, not upon each share of Preferred Stock being converted.

     (k)  Partial Conversion.  In the event some but not all of the shares of
          ------------------
Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Preferred Stock which were not converted.

     (1)  Reservation Common Stock.  The Corporation shall at all times reserve
          ------------------------
and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     (m)  Minimum Adjustment.  Any provision of this Section 5 to the contrary
          ------------------
notwithstanding, no adjustment in the Applicable Conversion Values shall be made if the amount of such adjustment would be less than 1 % of the Applicable Conversion Values then in effect, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with all amounts so carried forward, aggregates 1 % or more of the Applicable Conversion Values then in effect.

     6.   Mandatory Conversion.  If any time the Corporation shall effect a
          --------------------
Qualified Public Offering, then effective upon the closing of the sale of shares of stock of Corporation pursuant to such Qualified Public Offering, all outstanding shares of Preferred Stock shall automatically convert into shares of Common Stock on the basis set forth in Section 5. For purposes of this Section 6, the term "Qualified Public Offering" shall mean a firm commitment underwritten public offering of shares of Common Stock in which (a) in the case of Series A Preferred Stock, the aggregate price paid for such shares by the public shall be at least $5,000,000 and (b) in the case if the Series B Preferred Stock, the aggregate purchase price paid for such shares by the public shall be at least $15,000,000 and the price paid to the public for such shares shall be at least twice the then Applicable Conversion Value per share. Holders of shares of Preferred Stock subject to conversion shall deliver to the Corporation at its principal office of (or such other office or agency of the Corporation may designate by notice in writing) during its usual business hours, the certificate or certificates for the shares of Preferred Stock being converted, and the Corporation shall issue and deliver to such holders certificates for the number of shares of Common Stock to which such holders are entitled. Until such time as holders of shares of Preferred Stock shall surrender those certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock which the holders shall be entitled upon the surrender thereof.

     7.   No Reissuance of Preferred Stock.  No share or shares of Series B
          --------------------------------
Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series B Preferred Stock accordingly.

     8.   Restrictions and Limitations.
          ----------------------------

     (a)  Corporate Action.  Except as expressly provided herein or as required
          ----------------
by law, so long is any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, and shall not permit any subsidiary (which shall mean any corporation, association or other business entity which the Corporation and/or any of its other subsidiaries directly or indirectly owns at the time more than fifty percent (50%) of the outstanding voting shares of such corporation or trust, other than directors' qualifying shares) to, without the approval by vote or written consent by the holders of at least 51 % of the then outstanding shares of Series A Preferred Stock, voting as a separate class:

          (i) authorize or issue, or obligate itself to authorize or issue, additional shares of Series A Preferred Stock;

          (ii) authorize, increase the authorized number of shares of, or issue, or obligate itself to authorize or issue, any equity security senior to the Series A Preferred Stock as to liquidation preference, dividend right, redemption right or voting right;

          (iii) amend, restate, modify or alter the Certificate of Incorporation or by-laws of the corporation in any way which alters or changes the rights, preferences or privileges of the Series A Preferred Stock so as to affect such stock adversely.

     (b)  Corporate Action.  Except as expressly provided herein or as required
          ----------------
by law, so long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall not, and shall not permit any subsidiary (which shall mean any corporation, association or other business entity which the Corporation and/or any of its other subsidiaries directly or indirectly owns at the time more than fifty percent (50%) of the outstanding voting shares of such corporation or trust, other than directors' qualifying shares) to, without the approval by vote or written consent by the holders of at least 51 % of the then outstanding shares of Series B Preferred Stock, voting as a separate class:

          (i) authorize or issue, or obligate itself to authorize or issue, additional shares of Series B Preferred Stock;

          (ii) authorize, increase the authorized number of shares of, or issue, or obligate itself to authorize or issue, any equity security senior to the Series B Preferred Stock as to liquidation preference, dividend right, redemption right or voting right;

          (iii) amend, restate, modify or alter the Certificate of Incorporation or by-laws of the Corporation in any way which alters or changes the rights, preferences or privileges of the Series B Preferred Stock so as to affect such stock adversely.

     9.   No Dilution or Impairment.  The Corporation will not, by amendment of
          -------------------------
its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Corporation
(a) will not increase the par value of any shares of stock receivable on the conversion of the Preferred Stock above the amount payable therefor on such conversion, (b) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Preferred Stock from time to time outstanding, or (c) will not consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Corporation (if the Corporation is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all of the terms of the Preferred Stock set forth herein.

     10.  Notices of Record Date.  In the event of
          ----------------------

     (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

     (b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or

     (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series B Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least ten (10) business days prior to the date specified in such notice on which such action is to be taken.

                                    ANNEX 1
                                    -------


     The Applicable Conversion Value of the Series B Preferred Stock shall be subject to adjustment by application of the following formula:

     Applicable Conversion Value =(13.2I)) - 5,075,000
                                 ---------------------
                                 (1.2398S) -   CI
                                            ----------
                                             310,114.9
     where

     (1) I = the audited consolidated net income of the Corporation and its subsidiaries for the year ending December 31, 1996, as determined by the Corporation's independent public accountants using generally accepted accounting principles applied on a basis consistent with prior periods ("1996 Net Income"); provided, however, that if and to the extent that the Corporation's audited net income for the year ending December 31, 1995 (determined on the same basis as for 1996) is less than $1,483,200, then the amount of such shortfall shall be deducted from income for 1996 for the purpose of calculating 1996 Net Income.

     (2) S = the number of "Fully Diluted Shares Outstanding" which term shall mean, without duplication, and calculated as of December 31, 1996, (i) 7,370,550 shares (which number, and the other numbers in this clause 2 shall be subject to adjustment in the event of a Recapitalization occurring after October 25, 1995);

plus (ii)  416,100 shares less that number of shares of Common Stock redeemed
- ----
prior to January 31, 1996 pursuant to Section 1.4(b) of the Purchase Agreement; plus (iii) that number of shares of Common Stock issued after the date of the Purchase Agreement, other than upon conversion of the Preferred Stock or upon exercise of options to purchase up to 468,500 shares of Common Stock; and minus
                                                                          -----
(iv) that number of shares of Common Stock redeemed by the Corporation after January 31, 1996. For purposes of this definition, shares of Common Stock which are held by the Corporation as treasury stock shall not be deemed to be outstanding.

     (3) C = 155,964 (which number represents the number of shares of Common Stock which may be purchased directly by holders of Series B Preferred Stock and which number shall be subject to appropriate adjustment in the event of a Recapitalization occurring after October 25, 1995).

     Notwithstanding, the application of the foregoing formula, in no event shall the Applicable Conversion Value be adjusted pursuant to the foregoing formula to equal an amount in excess of $8.349; provided, however, that if the initial Applicable Conversion Value of the Series B Preferred Stock shall be adjusted to $3.834 pursuant to the last sentence of Section 5(c), then the Applicable Conversion Value may be adjusted pursuant to the foregoing formula to an amount not in excess of $8.996; and provided further than such numbers shall be subject to appropriate adjustment to reflect any Recapitalization occurring after October 25, 1995.

                                    ANNEX 2
                                    -------

- ---------------------------------------------------------------------------
        Consideration Per Share      Adjusted Applicable Conversion Value
        -----------------------      ------------------------------------
- ---------------------------------------------------------------------------

- ---------------------------------------------------------------------------
                        $7.844                       $3.597
- ---------------------------------------------------------------------------
                        $8.000                       $3.679
- ---------------------------------------------------------------------------
                        $8.250                       $3.810
- ---------------------------------------------------------------------------
                        $8.295                       $3.834
- ---------------------------------------------------------------------------
                        $8.500                       $3.943
- ---------------------------------------------------------------------------
                        $8.750                       $4.077
- ---------------------------------------------------------------------------
                        $9.000                       $4.212
- ---------------------------------------------------------------------------
                        $9.250                       $4.349
- ---------------------------------------------------------------------------
                        $9.500                       $4.486
- ---------------------------------------------------------------------------
                        $9.750                       $4.625
- ---------------------------------------------------------------------------
                       $10.000                       $4.765
- ---------------------------------------------------------------------------
                       $10.250                       $4.907
- ---------------------------------------------------------------------------
                       $10.500                       $5.049
- ---------------------------------------------------------------------------
                       $10.750                       $5.193
- ---------------------------------------------------------------------------
                       $11.000                       $5.339
- ---------------------------------------------------------------------------
                       $11.250                       $5.485
- ---------------------------------------------------------------------------
                       $11.500                       $5.633
- ---------------------------------------------------------------------------
                       $11.750                       $5.783
- ---------------------------------------------------------------------------
                       $12.000                       $5.934
- ---------------------------------------------------------------------------
                       $12.250                       $6.086
- ---------------------------------------------------------------------------
                       $12.500                       $6.240
- ---------------------------------------------------------------------------
                       $12.750                       $6.395
- ---------------------------------------------------------------------------
                       $13.000                       $6.552
- ---------------------------------------------------------------------------
                       $13.250                       $6.710
- ---------------------------------------------------------------------------
                       $13.500                       $6.870
- ---------------------------------------------------------------------------
                       $13.750                       $7.031
- ---------------------------------------------------------------------------
                       $14.000                       $7.194
- ---------------------------------------------------------------------------
                       $14.250                       $7.358
- ---------------------------------------------------------------------------
                       $14.500                       $7.524
- ---------------------------------------------------------------------------
                       $14.750                       $7.692
- ---------------------------------------------------------------------------
                       $15.000                       $7.862
- ---------------------------------------------------------------------------
                       $15.250                       $8.033
- ---------------------------------------------------------------------------
                       $15.500                       $8.206
- ---------------------------------------------------------------------------
                       $15.706                       $8.349
- ---------------------------------------------------------------------------
                       $15.750                       $8.380
- ---------------------------------------------------------------------------
                       $16.000                       $8.556
- ---------------------------------------------------------------------------
                       $16.250                       $8.735
- ---------------------------------------------------------------------------
                       $16.500                       $8.915
- ---------------------------------------------------------------------------

- ---------------------------------------------------------------------------
        Consideration Per Share      Adjusted Applicable Conversion Value
        -----------------------      ------------------------------------
- ---------------------------------------------------------------------------
                       $16.612                        $8.996
- ---------------------------------------------------------------------------

Note: The foregoing figures shall be subject to appropriate adjustment in the event of any Recapitalization occurring after October 25, 1995.

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


     SEACHANGE TECHNOLOGY, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That the Board of Directors of SeaChange Technology, Inc., by written consent in accordance with Section 141 of the General Corporation Law of the State of Delaware, duly adopted resolutions to be filed with the minutes of the Board of Directors. The resolutions setting forth the proposed amendment are as follows:

RESOLVED:    That the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

                "The name of the corporation is SeaChange International, Inc."

RESOLVED:    That, upon the approval of such change by the Corporation's stockholders, the officers of the Corporation are hereby authorized and directed to file with the Secretary of State of the State of Delaware a Certificate of Amendment to the Certificate of Incorporation of the Corporation to such effect.

     SECOND: That the stockholders of said corporation duly approved such proposed amendment by written consent in accordance with the provisions of
Section 228 of the General Corporation Law of the State of Delaware, and written notice of the adoption of such resolution has been given as provided for in
Section 228(d) of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by William C. Styslinger, III, its President, and attested by Edward McGrath, its Secretary, this 31st day of March, 1996.

                                  SEACHANGE TECHNOLOGY, INC.


                                  By:  /s/ William C. Styslinger, III
                                      ---------------------------------
                                      William C. Styslinger, III
                                      President


ATTEST:


By  /s/ Edward McGrath
  -------------------------
  Edward McGrath
  Secretary